EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sybron Dental Specialties, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-59228) on Form S-3 and the registration statements (Nos. 333-50154, 333-50156, 333-84628, and 333-105181) on Form S-8 of Sybron Dental Specialties, Inc. of our reports dated November 15, 2004, with respect to the consolidated balance sheets of Sybron Dental Specialties, Inc. and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2004, and the related financial statement schedule, which reports appear in the September 30, 2004 annual report on Form 10-K of Sybron Dental Specialties, Inc.

Our report contains an explanatory paragraph indicating that the Company changed its method of accounting for goodwill and intangible assets as of October 1, 2002.

/s/ KPMG LLP
KPMG LLP

Costa Mesa, California

December 14, 2004